UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under § 240.14a-12
DALLASNEWS CORPORATION
(Name of Registrant as Specified In Its Charter)
MNG Enterprises, Inc.
MNG Investment Holdings LLC
Strategic Investment Opportunities LLC
Guy Gilmore
R. Joseph Fuchs
ALDEN GLOBAL CAPITAL LLC
HEATH FREEMAN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 31, 2025, MNG Enterprises, Inc. (“MNG”) sent the following letter to the Board of Directors of DallasNews Corporation, a Texas corporation (the “Company”):
MNG Enterprises, Inc.
5990 Washington Street
Denver, CO 80216
July 31, 2025
PRIVATE AND CONFIDENTIAL
VIA EMAIL
Board of Directors
DallasNews Corporation
c/o the Secretary
P. O. Box 224866
Dallas, TX 75222-4866
Dear Members of the Board of Directors:
On July 28, 2025, you summarily rejected—without any discussion—our all-cash proposal to acquire all outstanding shares of DallasNews Corporation for $16.50 per share in favor of Hearst’s clearly inferior $15.00 per share revised offer. Our proposal remains the best offer available to your shareholders, and the only offer dedicated to ensuring the print edition of The Dallas Morning News continues to serve the North Texas community alongside a robust digital news operation.
As you can imagine, we were surprised to see your public rejection, particularly as it occurred without even a single conversation, let alone substantive engagement, with us. Rather than evaluate our proposal on the merits or engage in discussions that could benefit all your shareholders and other stakeholders and the North Texas community at large, you adopted a shareholder rights plan designed to protect the inferior Hearst transaction, suppress competing bids, and deprive your shareholders of the opportunity to consider alternatives that could unlock greater value.
How these actions could possibly be deemed to satisfy your fiduciary duties is a mystery to us. Hearst’s immediate decision to increase its offer by $1.00 per share in response to our offer raises serious questions about whether the Board’s sale process was conducted in a manner consistent with those duties.
We have completed all diligence available to us at this time and remain firmly convinced that DallasNews Corporation is worth at least $16.50 per share—well above the substantially lower price the Board currently supports. We are ready to complete our remaining limited diligence expeditiously. We are confident that we can close a transaction quickly, particularly given the fact that we do not operate any other publications in Texas. We expect a constructive dialogue with the Board and DallasNews Corporation management could uncover additional value drivers, potentially allowing us to increase our all-cash offer beyond $16.50 per share. That opportunity, however, can only be realized if the Board chooses to engage.
We have deep respect for Robert Decherd, his more than five decades of service to The Dallas Morning News, and his long-standing commitment to civic journalism in North Texas. We share Mr. Decherd’s commitment to high-quality local journalism and agree that preserving the quality and integrity of The Dallas Morning News requires scale, operating experience, and a proven commitment to the public interest. That is why our initial proposal includes our commitment to ensure the print edition of The Dallas Morning News continues to serve the North Texas community.
More importantly, MediaNews Group is better positioned than Hearst, particularly in light of Hearst’s recent operational challenges, to provide the support and stability needed to ensure the long-term success of The Dallas Morning News. We are the operator best positioned to preserve and strengthen this historic institution.
We welcome the opportunity to engage directly with Mr. Decherd regarding our proposal and vision for the future. We are confident that the concerns he has expressed can be addressed collaboratively and constructively, and we are open to discussing appropriate structural protections to ensure The Dallas Morning News’s editorial and operational independence and continued civic mission, including, if appropriate, a continued role for Mr. Decherd in an institution so closely tied to his family’s legacy.

We remain hopeful that we can work cooperatively with the Board and Mr. Decherd toward a mutually beneficial outcome. However, if the Board continues to refuse engagement, we will simply be forced to take our case directly to your shareholders. As such, we urge you to reconsider your position.
Our proposal is clearly superior to Hearst’s, and it offers the best outcome for all stakeholders, including The Dallas Morning News, its employees, your shareholders, and the broader communities of North Texas, including Dallas, Plano, Frisco, McKinney, Arlington, Irving and beyond.
We stand ready to engage immediately.
Sincerely,
MNG ENTERPRISES, INC.

By:	/s/ R. Joseph Fuchs
Name:	R. Joseph Fuchs
Title:	Chairman of the Board of Directors

By:	/s/ Guy Gilmore
Name:	Guy Gilmore
Title:	Chief Operating Officer

About MNG Enterprises, Inc.
MNG is a private newspaper operator in the U.S. and a leader in local, multiplatform news and information, distinguished by its original content and high quality, diversified portfolio of local media assets. MNG operates many of the top local daily newspapers in the United States, including The Chicago Tribune, The Denver Post, The New York Daily News, The Mercury News, The Orange County Register, South Florida Sentinel, and The Boston Herald. For more information, please visit www.medianewsgroup.com. Information contained on, or that can be accessed through, MNG’s website is not incorporated by reference into this communication, and you should not consider information on MNG’s website to be part of this communication.
MEDIA CONTACT:
Goldin Solutions
Chloe Miller
mngtrib@goldinsolutions.com
(212) 319-3450
INVESTOR CONTACT:
Marshall Anstandig
manstandig@medianewsgroup.com
IMPORTANT ADDITIONAL INFORMATION
MNG, together with the other participants in its proxy solicitation, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with their opposition to proposals to be presented at a special meeting of shareholders of the Company, in connection with the Company’s Agreement and Plan of Merger with Hearst Communications, Inc. and certain of its affiliates, as may be amended from time to time.
MNG ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS IN MNG’S

PROXY SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
The participants in the proxy solicitation are anticipated to be MNG, MNG Investment Holdings LLC (“MNG Holdings”), Strategic Investment Opportunities LLC (“SIO”), Guy Gilmore, R. Joseph Fuchs, Alden Global Capital LLC (“Alden”) and Heath Freeman (collectively, the “Participants”).
As of the date hereof: SIO beneficially owns 470,000 shares of Series A Common Stock, par value $0.01 per share, of the Company (the “Series A Common Stock”); MNG, MNG Holdings, Mr. Freeman and Alden may be deemed to indirectly beneficially own 470,000 shares of the Series A Common Stock beneficially owned by SIO; Mr. Gilmore and Mr. Fuchs, respectively, do not beneficially own any shares of the Series A Common Stock; and none of the Participants beneficially own any shares of Series B Common Stock, par value $0.01 per share, of the Company. MNG is the sole member of MNG Holdings. MNG Holdings is the managing member of SIO. Mr. Gilmore is MNG’s Chief Operating Officer and Mr. Fuchs is MNG’s Chairman of the Board of Directors. Alden is the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises. Mr. Freeman is Alden’s President and a control person of Alden.
FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. Forward-looking statements are identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “should,” “will” or similar expressions. These forward-looking statements and all references to any potential transaction rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including the timeline for any transaction; risks related to the satisfaction or waiver of the conditions to closing any transaction; risks related to obtaining the requisite shareholder approval for any transaction; and the risk of litigation and/or regulatory actions related to any transaction, as well as other factors, many of which are outside the Participants’ control, which could cause actual results to differ materially from such statements. While the Participants believe that their assumptions concerning future events are reasonable, they caution that there are inherent difficulties in anticipating or predicting certain important factors with respect thereto. Forward-looking statements speak only as of the date they are made, and the Participants disclaim any intention or obligation to revise any forward-looking statements, except where required to do so by law.